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                              DEFERRED COMPENSATION PLAN
                             FOR NON-EMPLOYEE TRUSTEES OF
                            ENTERTAINMENT PROPERTIES TRUST


         1.   DEFINITIONS.

         (a) "Board" means the Board of Trustees of Entertainment Properties Trust.

         (b) "Committee" means the Board, unless and until the Board establishes the Compensation Committee of the Board.

         (c) "Common Share" means the common shares of beneficial interest, $0.01 par value per share, of the Company.

         (d)  "Company" means Entertainment Properties Trust.

         (e)  "Effective Date" means __________, 1997.

         (f) "Participant" means a trustee who elects to participate in this Plan as provided in Section 3.

         (g) "Plan" means the Deferred Compensation Plan for Non-Employee Trustees of Entertainment Properties Trust as set forth herein and as amended from time to time.

         (h) "Share Account" means an account maintained under the Plan to which deferred compensation is credited pursuant to Section 4. Separate Share Accounts shall be maintained for each Participant.


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         (i)  "Share Unit" means the equivalent of one Common Share.

         (j) "Trustee" means any member of the Board who is not an employee of the Company or any of its subsidiaries; PROVIDED, HOWEVER, that such term shall not include the Company's Chairman of the Board.

         (k) "Trustee Compensation" means compensation to which the Trustee is entitled as a retainer (whether payable in cash or Common Shares) or a fee for meetings as a member of the Board.

         2.   ADMINISTRATION.

         (a) The Plan shall be administered by the Committee. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide any and all questions as may arise in connection with the interpretation or application of the Plan.

         (b) The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon Participants and all other persons having or claiming any interest in the Plan.


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         3.   PARTICIPATION.

         (a) A Trustee may elect to participate in the Plan by filing a written election with the Company, on such form as may be prescribed by the Committee, to defer up to 100% (in increments of 10%) of his or her Trustee Compensation.

         (b) A deferral election shall become effective on the first day of the calendar year following the date the election is made. A deferral election for a Participant shall remain effective for each subsequent calendar year unless the Participant files another election in which the Participant elects to cease deferring Trustee Compensation or to change the percentage of Trustee Compensation which is deferred. The new deferral election shall become effective on the first day of the calendar year following the date the election is made.

         (c) Notwithstanding anything contained herein to the contrary, in the case of each individual who is a Trustee as of ________ __, 1997 a deferral election will be effective for Trustee Compensation for 1997 if it is made by __________ __, 1997; PROVIDED, HOWEVER, such election shall not be effective for any Trustee Compensation earned before the election is made. An individual who becomes a Trustee after the Effective Date may make a deferral election within


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30 days after becoming a Trustee; such election, however, shall be effective only with respect to Trustee Compensation earned after the date such election is made.

         4.   DEFERRAL ACCOUNT.

         (a) The portion of Trustee Compensation that would otherwise be paid in cash except that it is deferred pursuant to a deferral election, shall be credited to the Participant's Share Account maintained for the Participant, in Share Units, the number of which shall be determined by dividing (A) the portion of such Trustee Compensation deferred under the Plan by (B) an amount equal to the closing price of the Common Shares, as reported on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's Common Shares are regularly available) on the date such Trustee Compensation would have been paid.

         The portion of Trustee Compensation that would otherwise be paid in Common Shares except that it is deferred pursuant to a deferral election, shall be credited to the Participant's Share Account maintained for the Participant in Share Units. The number of Share Units shall be equal to the number of Common Shares which the Participant elected to defer.


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         (b)  If dividends are paid with respect to the Company's Common
Shares, the Participant's Share Account shall be credited with additional Share Units on the record date for each dividend in an amount equal to the result of dividing (i) the product of the per share dividend and the number of Share Units credited to the Participant's Share Account by (ii) the closing price of one Common Share on such record date as reported on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's Common Shares are regularly available).

         (c) The Company shall submit to each Participant, within 120 days after the close of each calendar year, a statement, setting forth the balance to the credit of such Participant in his Share Account.

         5.   PAYMENT OF DEFERRED COMPENSATION.

         (a) Payment of a Participant's Share Account shall be made or commenced within 90 days after the Participant's retirement, death, or other termination of service as a Trustee. Payment shall be made in a lump sum or in substantially equal installments over a period not to exceed ten years, in accordance with the Participant's election made at the time of his deferral election.


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         (b)  In the event of a Participant's death prior to payment of the balance credited to his Share Account, the amount remaining in such account shall be paid to his Beneficiary in accordance with the Participant's payment election.

         (c) A Participant may request that payment be made of all or a portion of his Share Account due to financial hardship occurring prior to his retirement, death, or other termination as a Trustee by submitting a written request to the Committee. Payment of the amount determined by the Committee necessary to relieve such financial hardship shall be made in a lump sum.

         (d) Notwithstanding anything contained herein to the contrary, in the event of the Participant's retirement, death, or other termination as a Trustee after a Change in Control (as defined in paragraph (f) of this Section), his Share Account shall be paid in a lump sum within 60 days of such retirement, death, or other termination.

         (e) Payments from the Plan with respect to a Participant's Share Account shall be made in Common Shares equal to the number of Share Units in the Participant's Share Account as of the date on which payment is made; PROVIDED, HOWEVER, that cash payments shall be made in lieu of fractional shares.


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         (f)  A "Change in Control" means the first to occur of any one of the following events: (i) individuals who, on the Effective Date, constitute the Board (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be an Incumbent Trustee; PROVIDED, HOWEVER, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Trustee; (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in
Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the


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combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Trustees approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (ii); (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of


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the total voting power of (x) the corporation resulting from such Business
Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Company Voting Securities (a "Company 25% Shareholder")) would become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the


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Surviving Corporation) and no Company 25% Shareholder would increase its percentage of such total voting power and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Trustees at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

         Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; PROVIDED, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by


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such person, a Change in Control of the Company shall then occur.

         6.   BENEFICIARY DESIGNATION.

         Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to Participant of his Share Account. Any beneficiary designation may be made or changed by a Participant by a written instrument in such form prescribed by the Committee which is filed with the Company prior to the Participant's death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, then any amounts otherwise payable to the Participant's beneficiary shall be paid to the Participant's estate.

         7.   AMENDMENT AND TERMINATION OF PLAN.

         (a)  The Board may at any time amend the Plan in whole or in part.

         (b) The Board may, in its sole discretion, terminate the Plan at any time, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the then remaining balance in the Participant's Share Account.


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         8.   MISCELLANEOUS.

         (a) The Company's obligation to make payments under the Plan shall be contractual only and all payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan.

         (b) Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, the amounts, if any, payable hereunder, to the Participant or such other person. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         (c) This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri.


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